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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) August 30, 2001
                                                  ---------------

                             First Union Corporation
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             (Exact name of registrant as specified in its charter)

        North Carolina                  1-10000                  56-0898180
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(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


        One First Union Center
      Charlotte, North Carolina                                       28288-0013
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code          (704) 374-6565
                                                  ------------------------------


         (Former name or former address, if changed since last report.)

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Item 5. Other Events.

         In connection with the proposed merger between First Union Corporation (the "Corporation") and Wachovia Corporation ("Wachovia"), on May 3, 2001, the Corporation filed a Current Report on Form 8-K, which included, among other things, certain audited consolidated financial information of Wachovia and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000, and the related notes and report of independent auditors thereto (collectively, the "Audited Financial Information"). On July 27, 2001, Wachovia completed the sale of its consumer credit card portfolio, and as a result of such sale Wachovia has restated the Audited Financial Information to present the consumer credit card business as discontinued operations (the "Restated Audited Financial Information"). The Restated Audited Financial Information is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         23       Consent of Ernst & Young LLP.

         99       The Restated Audited Financial Information.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FIRST UNION CORPORATION

Date: August 30, 2001              By: /s/ Robert P. Kelly
                                      ------------------------------------------
                                      Name:   Robert P. Kelly
                                      Title:  Executive Vice President and
                                              Chief Financial Officer

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                                  Exhibit Index

         Exhibit No.       Description
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         23                Consent of Ernst & Young LLP.

         99                The Restated Audited Financial Information.